Exhibit 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Calumet Specialty Products Partners, L.P. (the “Partnership”) on Form 10-Q for the quarter ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of William H. Hatch, Interim Chief Executive Officer of Calumet GP, LLC, the general partner of the Partnership (the “General Partner”), and R. Patrick Murray, II, Executive Vice President, Chief Financial Officer and Secretary of the General Partner, each certify that to his knowledge:

(a)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

August 7, 2015	/s/ William H. Hatch
William H. Hatch
Interim Chief Executive Officer of Calumet GP, LLC, general partner of Calumet Specialty Products Partners, L.P.
(Principal Executive Officer)

August 7, 2015	/s/ R. Patrick Murray, II
R. Patrick Murray, II
Executive Vice President, Chief Financial Officer and Secretary of Calumet GP, LLC, general partner of Calumet Specialty Products Partners, L.P.
(Principal Financial Officer)